Exhibit 1.01
Conflict Minerals Report
Embecta Corp. has included this Conflict Minerals Report as an exhibit to its Form SD for 2024, as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 30, 2025.
The term “Embecta,” “we,” “us” and “our” refer to Embecta Corp. and its consolidated subsidiaries for or at the end of 2024. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin, and tungsten, without regard to the location of origin of the minerals or derivative metals. The “Conflict Affected Region” is defined as the Democratic Republic of the Congo and its adjacent countries, which include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.
Overview
Embecta, formerly part of Becton, Dickinson and Company, is a global company that is advancing its 100-year legacy in insulin delivery to become a broad-based medical supplies company, helping to improve lives through innovative solutions, partnerships, and the passion of approximately 2,000 employees around the globe. Embecta is subject to the Conflict Minerals Rule because, for 2024, certain raw materials and components contained in some of the products that we manufactured or contracted to manufacture contained 3TG that were necessary to the functionality or production of the products. Many of the raw materials and components contained in our products do not contain any 3TG.

We do not directly source 3TG from mines, smelters, or refiners, and we believe that we are many levels removed from these market participants.
Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information
As required by the Conflict Minerals Rule, for 2024, a “reasonable country of origin inquiry” was conducted. The outreach included 8 suppliers (the “Suppliers”) that were identified through internal scoping processes as having provided, or that we believe may have provided, us with raw materials or components that contain 3TG. Suppliers representing 100% of Embecta’s in-scope spend responded to Embecta’s reasonable country of origin inquiry.
For 2024, our Suppliers identified 360 smelters and refiners as described in the Table 1. Smelter summary. Smelters and refiners are sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products. The names of the identified smelters and refiners are listed in Appendix A. The origin of only a portion (if any) of the necessary Conflict Minerals contained in each of our in-scope products was determined.

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Table 1. Smelter Summary

	Covered Country Sourced	Non-Covered Countries Only	100% Recycled or Scrap	Other Source Country				Total Smelters
Metal	RMAP Conformant	RMAP Conformant		RMAP Conformant	RMAP Active	Non-Conformant	On Smelter Look-up Tab Only
Gold	1	73	15	3	2	20	66	180
Tantalum	19	11	4	0	0	0	2	36
Tin	11	49	8	2	1	9	8	88
Tungsten	9	21	6	0	1	4	15	56
Total	40	154	33	5	4	33	91	360
Based on the results of our reasonable country of origin inquiry, due diligence was conducted for 2024. These due diligence efforts are discussed later in this Conflict Minerals Report.
Conclusion Statement
Based on our due diligence efforts, none of the necessary 3TG contained in our in-scope products were determined to directly or indirectly finance or benefit armed groups in the Conflict Affected Region. However, Embecta did not conclude that any of our products were “DRC conflict free.” The terms “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.
Due Diligence Program
Design Framework
The due diligence measures relating to 3TG were designed to conform with the criteria set forth in the OECD Guidance, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition).
Selected Elements of Our Due Diligence Program
The OECD Guidance provides a framework for responsible supply chain due diligence for minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these do not represent all the elements of our program to ensure that the 3TG contained in our products is responsibly sourced
Conflict Minerals Team:
We have a Conflict Minerals Steering Team (the “Steering Team”) responsible for overseeing compliance. The Steering Team engages with functional leadership around progress and collaborating with necessary third-party resources. The Steering Team consists of representatives from compliance, sustainability, and procurement.
Internal and External Communication of Conflict Minerals Program and Training:
Applicable suppliers and subcontractors are provided with information on the Conflict Minerals Rule, our commitment to compliance with the Rule and/or our sourcing expectations. This is done in writing, through meetings and other live communications and/or through contractual requirements.
Embecta utilized a third party who is a member of the Responsible Minerals Initiative (“RMI”) to conduct due diligence.
Data Storage and Retention:
We keep business records that relate to our Conflict Minerals program and maintain them for 5 years.
Contractual Compliance Requirements:
Embecta’s Expectations for Suppliers, which contains our supplier compliance requirements relating to many different subject areas, requires suppliers to provide information to support our compliance efforts under the Conflict Minerals Rule.
Grievance Mechanisms:
We have grievance mechanisms for employees, suppliers, and other interested parties to report alleged violations related to Conflict Minerals and other related policies and we publicly communicate
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our grievance mechanisms. Any grievances received are communicated to the Steering Team. Associates, suppliers, and other interested parties can report actions inconsistent with the Expectations for Suppliers through our Global Ethics Help Line, the number of which is 1-833-600-1032. Under our internal procedures, all such calls will be investigated.
Collection, Assessment, and Internal Reporting of Supply Chain Information:
Suppliers that Embecta determines to be in-scope are requested to complete a Conflict Minerals Reporting Template (“CMRT”), which contains questions on the inclusion and source of 3TG in the materials they supplied to us and their compliance activities. For 2024, Embecta sent requests to 8 Suppliers to provide us with a completed CMRT. A follow-up by email or phone was sent to the Suppliers that did not provide a response within a specified time frame. If the Supplier still did not respond to the request or refused to respond, this information was forwarded to Global Procurement or local buyers at manufacturing plants to assist as part of an escalation process.
Upon receipt of a CMRT from a Supplier, the response was processed through a Supplier Response Analysis process. The completed responses received from the Suppliers were reviewed against “red flags” criteria and for errors and inaccuracies. Additionally, submitted CMRTs were reviewed for certain errors and inaccuracies and a follow-up with these Suppliers was conducted, if applicable.
Smelters and refiners identified to us by the Suppliers were reviewed against those contained on the Smelter Look-up tab of the CMRT and the RMI smelter database, which includes information published by RMI, the Responsible Jewelry Council and the London Bullion Market Association. To the extent that a completed response identified a smelter or refiner, that information was also reviewed against the lists of conformant and active (or the equivalent) smelters and refiners published by the RMI as of February 17, 2025.
To the extent that a smelter or refiner identified by a Supplier was not listed as conformant or the equivalent by the RMI, publicly available information was consulted to attempt to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” and Appendix A for further information on the smelters and refiners identified by the Suppliers.
Based on the information furnished by the Suppliers and other information known to us, the risk of adverse impacts was assessed. The findings of the supply chain risk assessment were reported to the Steering Team.
Any non-compliances with our expectations for Suppliers or findings with higher levels of risk are prioritized for appropriate action, determined on a case-by-case basis. These actions may include additional information gathering and risk assessment, direct engagement with suppliers to agree mitigation plans, or monitoring.
Use of Independent Third-party Audits to Assess Smelter and Refiner Due Diligence:
As part of our due diligence efforts, we rely on information published by RMI regarding independent third-party audits of smelters and refiners. This information is used to assess whether a smelter or refiner meets the criteria to be considered RMI Responsible Minerals Assurance Process (“RMAP”) Conformant.
Report on Supply Chain Due Diligence:
We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website.
Product Information
In-scope products for 2024 included a range of insulin delivery devices (e.g. syringes and pen-needles). Not all products in each category were in-scope, as not all contained necessary 3TG or were manufactured or contracted for manufacture by us.
For 2024, at least a portion of the smelters and refiners and countries of origin of the necessary 3TG contained in each of our in-scope products was undeterminable. Identified smelters and refiners and country of origin information are described under “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” and on Appendix A.
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Appendix A
In connection with the reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2024.

#	Metal	Processor	Processor ID	Audit Status
1	Gold	Advanced Chemical Company	CID000015	Conformant
2	Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
3	Gold	Agosi AG	CID000035	Conformant
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
5	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
6	Gold	Argor-Heraeus S.A.	CID000077	Conformant
7	Gold	ASAHI METALFINE, Inc.	CID000082	Conformant
8	Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
9	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	On Smelter Look-up Tab Only
10	Gold	Aurubis AG	CID000113	Conformant
11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
12	Gold	Boliden Ronnskar	CID000157	Conformant
13	Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
14	Gold	Caridad	CID000180	On Smelter Look-up Tab Only
15	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
16	Gold	Cendres + Metaux S.A.	CID000189	On Smelter Look-up Tab Only
17	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	On Smelter Look-up Tab Only
18	Gold	Chimet S.p.A.	CID000233	Conformant
19	Gold	Chugai Mining	CID000264	Conformant
20	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	On Smelter Look-up Tab Only
21	Gold	DSC (Do Sung Corporation)	CID000359	Conformant
22	Gold	Dowa	CID000401	Conformant
23	Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
24	Gold	JSC Novosibirsk Refinery	CID000493	On Smelter Look-up Tab Only
25	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	On Smelter Look-up Tab Only
26	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	On Smelter Look-up Tab Only
27	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	On Smelter Look-up Tab Only
28	Gold	LT Metal Ltd.	CID000689	Conformant
29	Gold	Heimerle + Meule GmbH	CID000694	Conformant
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30	Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
31	Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
32	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	On Smelter Look-up Tab Only
33	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	On Smelter Look-up Tab Only
34	Gold	HwaSeong CJ CO., LTD.	CID000778	On Smelter Look-up Tab Only
35	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
36	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
37	Gold	Istanbul Gold Refinery	CID000814	Conformant
38	Gold	Japan Mint	CID000823	Conformant
39	Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
40	Gold	Asahi Refining USA Inc.	CID000920	Conformant
41	Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
42	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	On Smelter Look-up Tab Only
43	Gold	JSC Uralelectromed	CID000929	On Smelter Look-up Tab Only
44	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
45	Gold	Kazakhmys Smelting LLC	CID000956	On Smelter Look-up Tab Only
46	Gold	Kazzinc	CID000957	Conformant
47	Gold	Kennecott Utah Copper LLC	CID000969	Conformant
48	Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
49	Gold	Kyrgyzaltyn JSC	CID001029	On Smelter Look-up Tab Only
50	Gold	L'azurde Company For Jewelry	CID001032	On Smelter Look-up Tab Only
51	Gold	Lingbao Gold Co., Ltd.	CID001056	On Smelter Look-up Tab Only
52	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	On Smelter Look-up Tab Only
53	Gold	LS MnM Inc.	CID001078	Conformant
54	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	On Smelter Look-up Tab Only
55	Gold	Materion	CID001113	Conformant
56	Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
57	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
58	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
59	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
60	Gold	Metalor Technologies S.A.	CID001153	Conformant
61	Gold	Metalor USA Refining Corporation	CID001157	Conformant
62	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
63	Gold	Mitsubishi Materials Corporation	CID001188	Conformant
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64	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
65	Gold	Moscow Special Alloys Processing Plant	CID001204	On Smelter Look-up Tab Only
66	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
67	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
68	Gold	Nihon Material Co., Ltd.	CID001259	Conformant
69	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
70	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	On Smelter Look-up Tab Only
71	Gold	MKS PAMP SA	CID001352	Conformant
72	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	On Smelter Look-up Tab Only
73	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	On Smelter Look-up Tab Only
74	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
75	Gold	PX Precinox S.A.	CID001498	Conformant
76	Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
77	Gold	Royal Canadian Mint	CID001534	Conformant
78	Gold	Sabin Metal Corp.	CID001546	On Smelter Look-up Tab Only
79	Gold	Samduck Precious Metals	CID001555	On Smelter Look-up Tab Only
80	Gold	Samwon Metals Corp.	CID001562	On Smelter Look-up Tab Only
81	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
82	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	On Smelter Look-up Tab Only
83	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
84	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
85	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	On Smelter Look-up Tab Only
86	Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
87	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
88	Gold	Super Dragon Technology Co., Ltd.	CID001810	On Smelter Look-up Tab Only
89	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
90	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	On Smelter Look-up Tab Only
91	Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
92	Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
93	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	On Smelter Look-up Tab Only
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94	Gold	Torecom	CID001955	On Smelter Look-up Tab Only
95	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
96	Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
97	Gold	Valcambi S.A.	CID002003	Conformant
98	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
99	Gold	Yamakin Co., Ltd.	CID002100	Conformant
100	Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
101	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
102	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
103	Gold	Morris and Watson	CID002282	On Smelter Look-up Tab Only
104	Gold	SAFINA A.S.	CID002290	Conformant
105	Gold	Guangdong Jinding Gold Limited	CID002312	On Smelter Look-up Tab Only
106	Gold	Umicore Precious Metals Thailand	CID002314	On Smelter Look-up Tab Only
107	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
108	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
109	Gold	Fidelity Printers and Refiners Ltd.	CID002515	On Smelter Look-up Tab Only
110	Gold	Singway Technology Co., Ltd.	CID002516	On Smelter Look-up Tab Only
111	Gold	Shandong Humon Smelting Co., Ltd.	CID002525	On Smelter Look-up Tab Only
112	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	On Smelter Look-up Tab Only
113	Gold	Al Etihad Gold Refinery DMCC	CID002560	On Smelter Look-up Tab Only
114	Gold	Emirates Gold DMCC	CID002561	On Smelter Look-up Tab Only
115	Gold	International Precious Metal Refiners	CID002562	On Smelter Look-up Tab Only
116	Gold	Kaloti Precious Metals	CID002563	On Smelter Look-up Tab Only
117	Gold	Sudan Gold Refinery	CID002567	On Smelter Look-up Tab Only
118	Gold	T.C.A S.p.A	CID002580	Conformant
119	Gold	REMONDIS PMR B.V.	CID002582	Conformant
120	Gold	Fujairah Gold FZC	CID002584	On Smelter Look-up Tab Only
121	Gold	Industrial Refining Company	CID002587	On Smelter Look-up Tab Only
122	Gold	Shirpur Gold Refinery Ltd.	CID002588	On Smelter Look-up Tab Only
123	Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
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124	Gold	Marsam Metals	CID002606	On Smelter Look-up Tab Only
125	Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
126	Gold	Abington Reldan Metals, LLC	CID002708	Conformant
127	Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	On Smelter Look-up Tab Only
128	Gold	Albino Mountinho Lda.	CID002760	On Smelter Look-up Tab Only
129	Gold	SAAMP	CID002761	On Smelter Look-up Tab Only
130	Gold	L'Orfebre S.A.	CID002762	On Smelter Look-up Tab Only
131	Gold	8853 S.p.A.	CID002763	On Smelter Look-up Tab Only
132	Gold	Italpreziosi	CID002765	Conformant
133	Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
134	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	On Smelter Look-up Tab Only
135	Gold	AU Traders and Refiners	CID002850	On Smelter Look-up Tab Only
136	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	On Smelter Look-up Tab Only
137	Gold	Sai Refinery	CID002853	On Smelter Look-up Tab Only
138	Gold	Modeltech Sdn Bhd	CID002857	On Smelter Look-up Tab Only
139	Gold	Bangalore Refinery	CID002863	Active
140	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	On Smelter Look-up Tab Only
141	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	On Smelter Look-up Tab Only
142	Gold	Pease & Curren	CID002872	On Smelter Look-up Tab Only
143	Gold	JALAN & Company	CID002893	On Smelter Look-up Tab Only
144	Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
145	Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
146	Gold	ABC Refinery Pty Ltd.	CID002920	On Smelter Look-up Tab Only
147	Gold	Safimet S.p.A	CID002973	On Smelter Look-up Tab Only
148	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	On Smelter Look-up Tab Only
149	Gold	African Gold Refinery	CID003185	On Smelter Look-up Tab Only
150	Gold	Gold Coast Refinery	CID003186	On Smelter Look-up Tab Only
151	Gold	NH Recytech Company	CID003189	Conformant
152	Gold	QG Refining, LLC	CID003324	On Smelter Look-up Tab Only
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153	Gold	Dijllah Gold Refinery FZC	CID003348	On Smelter Look-up Tab Only
154	Gold	CGR Metalloys Pvt Ltd.	CID003382	On Smelter Look-up Tab Only
155	Gold	Sovereign Metals	CID003383	On Smelter Look-up Tab Only
156	Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
157	Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
158	Gold	Augmont Enterprises Private Limited	CID003461	On Smelter Look-up Tab Only
159	Gold	Kundan Care Products Ltd.	CID003463	On Smelter Look-up Tab Only
160	Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	On Smelter Look-up Tab Only
161	Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	On Smelter Look-up Tab Only
162	Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	On Smelter Look-up Tab Only
163	Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	On Smelter Look-up Tab Only
164	Gold	K.A. Rasmussen	CID003497	On Smelter Look-up Tab Only
165	Gold	Alexy Metals	CID003500	On Smelter Look-up Tab Only
166	Gold	MD Overseas	CID003548	On Smelter Look-up Tab Only
167	Gold	Metallix Refining Inc.	CID003557	On Smelter Look-up Tab Only
168	Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
169	Gold	WEEEREFINING	CID003615	Conformant
170	Gold	Gold by Gold Colombia	CID003641	Conformant
171	Gold	Dongwu Gold Group	CID003663	On Smelter Look-up Tab Only
172	Gold	SAM Precious Metals FZ-LLC	CID003666	On Smelter Look-up Tab Only
173	Gold	NOBLE METAL SERVICES	CID003690	On Smelter Look-up Tab Only
174	Gold	Coimpa Industrial LTDA	CID004010	Conformant
175	Gold	GG Refinery Ltd.	CID004506	Conformant
176	Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604	Conformant
177	Gold	Impala Platinum - Rustenburg Smelter	CID004610	Conformant
178	Gold	Attero Recycling Pvt Ltd	CID004697	On Smelter Look-up Tab Only
179	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	Active
180	Gold	Elite Industech Co., Ltd.	CID004755	Conformant
181	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
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182	Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
183	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
184	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
185	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
186	Tantalum	AMG Brasil	CID001076	Conformant
187	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
188	Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
189	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
190	Tantalum	NPM Silmet AS	CID001200	Conformant
191	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
192	Tantalum	QuantumClean	CID001508	Conformant
193	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
194	Tantalum	Solikamsk Magnesium Works OAO	CID001769	On Smelter Look-up Tab Only
195	Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
196	Tantalum	Telex Metals	CID001891	Conformant
197	Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
198	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
199	Tantalum	D Block Metals, LLC	CID002504	Conformant
200	Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
201	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
202	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
203	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
204	Tantalum	KEMET de Mexico	CID002539	Conformant
205	Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
206	Tantalum	TANIOBIS GmbH	CID002545	Conformant
207	Tantalum	Materion Newton Inc.	CID002548	Conformant
208	Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
209	Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
210	Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
211	Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
212	Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
213	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
214	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
215	Tantalum	5D Production OU	CID003926	On Smelter Look-up Tab Only
216	Tantalum	PowerX Ltd.	CID004054	Conformant
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217	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
218	Tin	Alpha Assembly Solutions Inc	CID000292	Conformant
219	Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
220	Tin	PT Premium Tin Indonesia	CID000313	Conformant
221	Tin	Dowa	CID000402	Conformant
222	Tin	EM Vinto	CID000438	Conformant
223	Tin	Estanho de Rondonia S.A.	CID000448	Conformant
224	Tin	Fenix Metals	CID000468	Conformant
225	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
226	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	On Smelter Look-up Tab Only
227	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	On Smelter Look-up Tab Only
228	Tin	China Tin Group Co., Ltd.	CID001070	Conformant
229	Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
230	Tin	Metallic Resources, Inc.	CID001142	Conformant
231	Tin	Mineracao Taboca S.A.	CID001173	Conformant
232	Tin	Minsur	CID001182	Conformant
233	Tin	Mitsubishi Materials Corporation	CID001191	Conformant
234	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
235	Tin	Novosibirsk Tin Combine	CID001305	On Smelter Look-up Tab Only
236	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
237	Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
238	Tin	PT Artha Cipta Langgeng	CID001399	Conformant
239	Tin	PT Babel Inti Perkasa	CID001402	Conformant
240	Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
241	Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
242	Tin	PT Bukit Timah	CID001428	Conformant
243	Tin	PT Mitra Stania Prima	CID001453	Conformant
244	Tin	PT Prima Timah Utama	CID001458	Conformant
245	Tin	PT Refined Bangka Tin	CID001460	Conformant
246	Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
247	Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
248	Tin	PT Timah Tbk Kundur	CID001477	Conformant
249	Tin	PT Timah Tbk Mentok	CID001482	Conformant
250	Tin	PT Timah Nusantara	CID001486	Conformant
251	Tin	PT Tinindo Inter Nusa	CID001490	Conformant
252	Tin	PT Tommy Utama	CID001493	Conformant
253	Tin	Rui Da Hung	CID001539	Conformant
254	Tin	Thaisarco	CID001898	Conformant
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255	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	On Smelter Look-up Tab Only
256	Tin	VQB Mineral and Trading Group JSC	CID002015	On Smelter Look-up Tab Only
257	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
258	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
259	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
260	Tin	CV Venus Inti Perkasa	CID002455	Conformant
261	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
262	Tin	Melt Metais e Ligas S.A.	CID002500	On Smelter Look-up Tab Only
263	Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
264	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
265	Tin	CV Ayi Jaya	CID002570	Conformant
266	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	On Smelter Look-up Tab Only
267	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	On Smelter Look-up Tab Only
268	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	On Smelter Look-up Tab Only
269	Tin	PT Rajehan Ariq	CID002593	Conformant
270	Tin	PT Cipta Persada Mulia	CID002696	Conformant
271	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	On Smelter Look-up Tab Only
272	Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
273	Tin	Super Ligas	CID002756	Conformant
274	Tin	Aurubis Beerse	CID002773	Conformant
275	Tin	Aurubis Berango	CID002774	Conformant
276	Tin	PT Bangka Prima Tin	CID002776	Conformant
277	Tin	PT Sukses Inti Makmur (SIM)	CID002816	Conformant
278	Tin	PT Menara Cipta Mulia	CID002835	Conformant
279	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
280	Tin	Modeltech Sdn Bhd	CID002858	On Smelter Look-up Tab Only
281	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
282	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
283	Tin	PT Bangka Serumpun	CID003205	Conformant
284	Tin	Pongpipat Company Limited	CID003208	On Smelter Look-up Tab Only
285	Tin	Tin Technology & Refining	CID003325	Conformant
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286	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	On Smelter Look-up Tab Only
287	Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	On Smelter Look-up Tab Only
288	Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
289	Tin	Luna Smelter, Ltd.	CID003387	Conformant
290	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
291	Tin	Precious Minerals and Smelting Limited	CID003409	Active
292	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	On Smelter Look-up Tab Only
293	Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
294	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant
295	Tin	CRM Synergies	CID003524	Conformant
296	Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	On Smelter Look-up Tab Only
297	Tin	DS Myanmar	CID003831	Conformant
298	Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
299	Tin	Mining Minerals Resources SARL	CID004065	Conformant
300	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Conformant
301	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Conformant
302	Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	On Smelter Look-up Tab Only
303	Tin	Woodcross Smelting Company Limited	CID004724	Conformant
304	Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Conformant
305	Tungsten	A.L.M.T. Corp.	CID000004	Conformant
306	Tungsten	Kennametal Huntsville	CID000105	Conformant
307	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
308	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
309	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	On Smelter Look-up Tab Only
310	Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant
311	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
312	Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	On Smelter Look-up Tab Only
313	Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
314	Tungsten	Kennametal Fallon	CID000966	Conformant
315	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
316	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
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317	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	On Smelter Look-up Tab Only
318	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
319	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
320	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
321	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
322	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
323	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
324	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
325	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
326	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
327	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant
328	Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
329	Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
330	Tungsten	Masan High-Tech Materials	CID002543	Conformant
331	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
332	Tungsten	Niagara Refining LLC	CID002589	Conformant
333	Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
334	Tungsten	Hydrometallurg, JSC	CID002649	On Smelter Look-up Tab Only
335	Tungsten	Unecha Refractory metals plant	CID002724	On Smelter Look-up Tab Only
336	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
337	Tungsten	ACL Metais Eireli	CID002833	On Smelter Look-up Tab Only
338	Tungsten	Moliren Ltd.	CID002845	On Smelter Look-up Tab Only
339	Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
340	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	On Smelter Look-up Tab Only
341	Tungsten	NPP Tyazhmetprom LLC	CID003416	On Smelter Look-up Tab Only
342	Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant
343	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	On Smelter Look-up Tab Only
344	Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
345	Tungsten	Artek LLC	CID003553	On Smelter Look-up Tab Only
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346	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant
347	Tungsten	OOO “Technolom” 2	CID003612	On Smelter Look-up Tab Only
348	Tungsten	OOO “Technolom” 1	CID003614	On Smelter Look-up Tab Only
349	Tungsten	LLC Vostok	CID003643	On Smelter Look-up Tab Only
350	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	On Smelter Look-up Tab Only
351	Tungsten	HANNAE FOR T Co., Ltd.	CID003978	On Smelter Look-up Tab Only
352	Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Conformant
353	Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	On Smelter Look-up Tab Only
354	Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	On Smelter Look-up Tab Only
355	Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	On Smelter Look-up Tab Only
356	Tungsten	Lianyou Resources Co., Ltd.	CID004397	Conformant
357	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Conformant
358	Tungsten	Philippine Carreytech Metal Corp.	CID004438	Active
359	Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619	Conformant
360	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	Conformant
Capitalized terms used and not otherwise defined in this Appendix have the meanings indicated in our Conflict Minerals Report.
Smelters and Refiners
In connection with the reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2024.
We note the following in connection with the information in Appendix A:
(a) The smelters and refiners listed in the table were identified by the Suppliers as being part of our 2024 supply chain. Some of the Suppliers may have reported smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2024 supply chain, since many of the Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products.
(b) All information in the table is as of April 22, 2025.
(c) “Conformant” means that the smelter or refiner has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2024 and may not continue to be Conformant for any future period.
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(d) “Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.
(e) “On Smelter Look-up Tab Only” means the smelter or refiner is not listed as “Conformant” or “Active.” The table only includes entities that were listed as smelters or refiners by the RMI on the Conflict Minerals Reporting Template.
(f) The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.
(g) Country location is the location of the smelter or refiner.
Country of Origin Information
The countries of origin of the newly mined 3TG processed by the Conformant smelters and refiners listed above may have included countries in each of the categories listed below, as well as other countries. The specific countries of origin of the 3TG in our products were undeterminable. Accordingly, the 3TG in our products may not have originated in a particular country listed below.
The countries below are sorted by risk level. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” for additional origin information.
Known Countries from which Conformant Gold Refiners Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Benin, Brazil, Canada, Chile, Guyana, Papua New Guinea, Philippines, South Africa, Sweden, and Uzbekistan and Japan.
Countries identified by smelters and refiners as Conflict-Affected and High-Risk: Brazil, Colombia, Nicaragua, Niger, Peru, Tanzania, and Zimbabwe.
Known Countries from which Conformant Tantalum Smelters Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Australia, Brazil, China, France, Madagascar, Mozambique, Nigeria, Sierra Leone, Spain, and Thailand.
Countries identified by smelters and refiners as high risk: Brazil, Burundi, the Democratic Republic of the Congo, Ethiopia, Mozambique, Nigeria, Rwanda, and Zimbabwe.
The Conflict Affected Region: Burundi, Rwanda, and the Democratic Republic of the Congo,
Known Countries from which Conformant Tin Smelters Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Australia, Bolivia, Brazil, China, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Namibia, Peru, Portugal, Spain, and Vietnam.
Countries identified by smelters and refiners as high risk: Brazil, Burundi, the Democratic Republic of the Congo, Myanmar, Nigeria, Rwanda, Tanzania, Thailand, and Zambia, and Uganda.
The Conflict Affected Region: Burundi, Rwanda, Tanzania, Uganda, and the Democratic Republic of the Congo.
Known Countries from which Conformant Tungsten Smelters Source:
Countries that are not identified as conflict regions or plausible areas of smuggling or export of from these regions of 3TG or which are identified as low risk: Australia, Bolivia, Brazil, China, Malaysia, Mongolia, Portugal, Spain, Thailand, United Kingdom, United States of America, and Vietnam.
Countries identified by smelters and refiners as high risk: Rwanda, Burundi, the Democratic Republic of the Congo, Myanmar, Russia, Tanzania, and Vietnam.
The Conflict Affected Region: Burundi, Rwanda, Tanzania, and the Democratic Republic of the Congo.
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